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                                                                    EXHIBIT 4.22

                       [Translated from Chinese Original]

                                 LOAN AGREEMENT

The Loan Agreement (the "Agreement") is entered into as of March 3, 2008 between the following parties:

Lender: CHINA FINANCE ONLINE CO., (BEIJING) LTD.
Registered Address: Room 946-949, Tower C, Corporation Mansion, No.35 Financial Street Xicheng District, Beijing 100032 China.
Legal Representative: Zhao Zhiwei

Borrower A: JUN WANG
Address: 9/F., Tower C, Corporation Mansion, No.35 Financial Avenue Xicheng District, Beijing 100032 China
ID No.: 370102197012163311

Borrower: ZHAO ZHIWEI
Address: 9/F, Tower C, Corporation Mansion, No. 35 Financial Avenue Xicheng District, Beijing 100032 China
ID No. :110102196307100139

(Borrower B and Borrower C are collectively referred to as "Borrowers").

WHEREAS,

(1) Borrowers enter into the Capital Increase Agreement with Fuhua Innovation Technology Development Co., Ltd. (the "Company"), whereby the Borrowers will contribute RMB 7 million fort he subscription of the newly increased registered capital of the Company;

(2) Borrowers wishes to borrow a loan from Lender to finance his subscription for the newly increased registered capital of the Company;

(3) Lender wishes to offer such Loan to Borrowers.

THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development, through friendly negotiation, the Parties hereby enter into the following agreements pursuant to relevant Chinese laws and regulations:

                                 ARTICLE 1. LOAN

1.1 Lender agrees to provide the Loan to Borrowers as follows: providing RMB
3.85 million to Borrower A, and RMB 3.15 million to Borrow B.

1.2 Term for such Loan shall be ten (10) years which may be extended upon the agreement of the Parties (the "Term").

1.3 Notwithstanding the foregoing, in the following circumstances, Borrowers shall repay the Loan regardless if the Term has expired:

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(1) Borrower deceases or becomes a person without legal capacity or with limited legal capacity;

(2) Borrower commits a crime or is involved in a criminal act; or

(3) Lender or its designated assignee can legally purchase Borrower's interest in the Company under the PRC law and Lender chooses to do so.

1.4 Subject to the satisfaction of the conditions precedent as specified in
Article 2, Lender shall remit the amount of the Loan direct to the bank account designated by Borrowers payment within 7 days after receiving the written request of payment of Borrowers. Borrowers shall send a written receipt of the Loan to Lender within 1 days after receiving the Loan.

1.5 The Loan shall only be used by Borrowers to the contribution of the newly increased registered capital of the Company. Without Lender's prior written consent, Borrowers shall not use the Loan for any other purpose or transfer or pledge his interest in the Company to any third party.

1.6 Borrowers can only repay the Loan by transferring all of his interest in the Company obtained by using the Loan to Lender or a third party designated by Lender when such transfer is permitted under the PRC law.

1.7 Lender and Borrowers hereby jointly agree and confirm that Lender has the right to, but has no obligation to, purchase or designate a third party (legal person or natural person) to purchase all or part of Borrowers' shares in the Company at a price equal to the amount of the Loan when such purchase is allowed under the PRC law. If Lender or the third party assignee designated by Lender only purchases part of Borrowers' interest in the Company, the purchase price shall be reduced on a pro rata basis.

1.8 In the event when Borrowers transfer their shares in the Company to Lender or a third party transferee designated by Lender, (i) if the actual transfer price paid by Lender or the third party transferee equals or is less than the principal amount of the Loan, the Loan shall be deemed as interest free; or (ii) if the actual transfer price paid by Lender or the third party transferee is higher than the principal amount of the Loan, the amount exceeding the principal amount of the Loan shall be deemed as an interest accrued on the Loan and paid by Borrowers to Lender in full.


                ARTICLE 2. CONDITIONS PRECEDENT TO DISBURSEMENT

The following conditions must be satisfied before the Loan is disbursed to
Borrowers:

2.1 Lender has received the request of payment sent by Borrowers pursuant to
Article 1.2;

2.2 Borrowers and Lender have executed the Share Pledge Agreement to the satisfaction of Lender;

2.3 Borrowers and Lender have executed the Option Purchase and Cooperative Agreement to the satisfaction of Lender;

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2.4 The above Share Pledge Agreement and the Option Purchase and Cooperative
Agreement have been and remain effective. The parties to the contracts or agreements have not materially breached any term or condition thereof, and all the necessary governmental approval, consent, authorization and registration have been obtained or completed.

2.5 The representations and warranties specified in Article 3 herein is true and accurate on the date of Lender's receiving the request of payment and the date of making the payment.

2.6 Borrowers have not materially breached any terms or conditions hereof.


                    ARTICLE 3. REPRESENTATION AND WARRANTIES

3.1 Lender hereby represents and warrants to Borrowers that:

(a) Lender is a company registered and validly existing under the laws of China;

(b) Lender has full right, power and all necessary approvals and authorizations to execute and perform this Agreement;

(c) the execution and the performance of this Agreement will not contravene any provision of law applicable to Lender or any contractual restriction binding on or affecting him; and

(d) this Agreement shall constitute the legal, valid and binding obligations of Lender, which is enforceable against Lender in accordance with its terms upon its execution.

3.2 Borrowers hereby represent and warrant to Lender that:

(a) Borrowers have full right, power and all necessary and appropriate approval and authorization to execute and perform this Agreement;

(c) the execution and the performance of this Agreement will not contravene any provision of law applicable to Borrowers or any contractual restriction binding on or affecting Borrowers;

(d) this Agreement shall constitute the legal and valid obligations of Borrowers, which is enforceable against Borrowers in accordance with its terms upon its execution; and

(e) there are no legal or other proceedings before any court, tribunal or other regulatory authority pending or threatened against Borrowers.

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                           ARTICLE 4. CONFIDENTIALITY

Without prior approval of the parties, any party shall keep confidential the content of the agreement, and shall not disclose to any other person the content of the agreement or make any public disclosure of the content hereof. However, the article does not make any restrictions on (i) any disclosure made in accordance with relevant laws or regulations of any stock exchange market; (ii) any disclosed information which may be obtained through public channels, and is not caused so by the defaulting of the disclosing party; (iii) any disclosure to shareholders, legal consultants, accountants, financial consultants and other professional consultants of any parties; or (iv) disclosure made to one party's potential buyer of shares/assets, other investors, debt or share financing providers, and the receiving party shall make proper confidentiality undertakings (in the event that the transfer party is not Lender, the approval from Lender shall be obtained as well).

               ARTICLE 5. GOVERNING LAW AND LIABILITY FOR BREACH

5.1 The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of People's Republic of China.

5.2 Any violation of any provision hereof, incomplete performance of any obligation provided hereunder, any misrepresentation made hereunder, material concealment or omission of any material fact or failure to perform any covenants provided hereunder by any Party shall constitute an event of default. The defaulting Party shall assume all the legal liabilities pursuant to the applicable laws.

                       ARTICLE 6. SETTLEMENT OF DISPUTES

6.1 Any dispute arising from the performance of this Agreement shall be first subject to the Parties' friendly consultations. If such consultation fails, such dispute can be submitted to arbitration.

6.2 The arbitration shall be administered by the Beijing branch of China International Economic and Trade Arbitration Commission in accordance with the then effective arbitration rules of the Commission in Beijing.

6.3 The arbitration award shall be final and binding on the Parties. The costs of the arbitration (including but not limited to arbitration fee and attorney fee) shall be borne by the losing party, unless the arbitration award stipulates otherwise.

                            ARTICLE 7.MISCELLANEOUS

7.1 This Agreement shall take effect after the execution of the Parties.

7.2 Upon the effectiveness of the agreement, the parties shall fully perform the agreement. Any modifications of the agreement shall only be effective in written form, through consultations of the parties.

7.3 This Agreement is executed in three (3) counterparts. Each Party shall each hold one counterpart.

(The reminder of this page is intentionally left blank.)

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[Signature page, no body text]




                                                 LENDER:

                                        CHINA FINANCE ONLINE (BEIJING) CO., LTD.


                                                 Seal:
                                                 Authorized Representative:


                                                 BORROWER A: Wang Jun

                                                 (Signature)


                                                 BORROWER B: Zhao Zhiwei
                                                 (Signature)

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